Exhibit 99.1

Armstrong World Industries Reports

Second Quarter 2020 Results

Key Highlights

•	Net sales of $203.2 million, down 25% versus the prior year quarter
•	Operating income of $62.4 million, down 28% versus the prior year quarter
•	Adjusted EBITDA down 36% versus the prior year quarter
•	FY 2020 Outlook: Revenue down 10%-18% and adjusted Free Cash Flow margin 22%-25%
•	Acquired Turf Design, the leading manufacturer of felt ceilings, walls, and barrier solutions

LANCASTER, Pa., July 28, 2020 -- Armstrong World Industries, Inc. (NYSE:AWI), a leader in the design, innovation and manufacture of commercial and residential ceiling, wall and suspension system solutions, today reported financial results for the second quarter of 2020.

Second Quarter Results from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended June 30,
	2020	2019	Change
Net sales	$203.2	$272.0	(25.3)%
Operating income	$62.4	$87.2	(28.4)%
Earnings from continuing operations	$49.5	$63.7	(22.3)%
Diluted earnings per share	$1.03	$1.28	(19.5)%

Net sales decreased compared to the prior year quarter, driven by lower volumes in both the Mineral Fiber and Architectural Specialties segments as a result of lower market demand due to COVID-19, as well as unfavorable Mineral Fiber AUV. The unfavorable AUV was driven by mix primarily due to regional weakness in major metropolitan areas impacted by COVID-19. Like for like price was positive in the quarter.

Operating income decreased from the prior year quarter, driven primarily by lower volume in the Mineral Fiber segment and lower earnings from our WAVE joint venture, partially offset by lower SG&A expenses and improved manufacturing productivity. The second quarter of 2020 also benefitted from a $14 million gain on the sale of our idled mineral fiber plant in China, which was reported as a component of our Unallocated Corporate segment.

“The second quarter of 2020 was unprecedented in many ways, and created numerous challenges for our teams and partners. I am pleased that the Armstrong team found ways to operate safely, prioritize the needs of our customers, and quickly pivot our focus to the products and solutions that will be needed as the economy reopens. We are seeing sequential improvement in the quarter and are focused on a future that will demand safer interior environments in schools, offices, healthcare facilities and other spaces,” said Vic Grizzle, President and CEO of AWI. “I’m also very pleased to announce our acquisition of Chicago-based Turf Design. Turf is the leader in the fast growing specialty category of felt ceilings, walls and screening systems. This is an exciting acquisition for AWI, which further strengthens our leading position in specialty ceiling and wall solutions, and enhances our design and go-to-market capabilities and capacities. Lastly, in a demonstration of confidence in our continued cash flow generation, our Board of Directors has authorized an increase in our share repurchase program from $700 million to $1.2 billion and extended the term until 2023.”

Additional (non-GAAP*) Financial Metrics from Continuing Operations

(Dollar amounts in millions except per-share data)	For the Three Months Ended June 30,
	2020	2019	Change
Adjusted EBITDA	$69	$108	(36.3)%
Adjusted net income	$36	$63	(42.7)%
Adjusted diluted earnings per share	$0.75	$1.27	(40.6)%
Adjusted free cash flow	$63	$55	14.6%

* The Company uses the above non-GAAP adjusted measures in managing the business and believes the adjustments provide meaningful comparisons of operating performance between periods.  The Company also believes that the adjustments help users of our financial information understand the effect of those adjusted items on our selected reported results and provide useful alternative measurements of performance.  See Supplemental Reconciliations of GAAP to non-GAAP results (below) for a breakdown of the adjustments and a reconciliation of the selected reported results to these non-GAAP measures.

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2020	2019	Change
Adjusted EBITDA
Mineral Fiber	$62	$96	(34.8)%
Architectural Specialties	6	12	(47.9)%
Consolidated Adjusted EBITDA	$69	$108	(36.3)%

Consolidated adjusted EBITDA declined 36% in the second quarter when compared to the same prior year period, driven primarily by lower volumes, partially offset by lower SG&A expenses and improved manufacturing productivity.

Second Quarter Segment Highlights

Mineral Fiber

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2020	2019	Change
Net sales (as reported)	$157.9	$214.1	(26.2)%
Operating income (as reported)	$45.6	$79.4	(42.6)%
Adjusted EBITDA	$62	$96	(34.8)%

Mineral Fiber net sales decreased due to lower volume and unfavorable AUV. The unfavorable AUV was driven by mix due primarily to regional weakness in major metropolitan areas impacted by COVID-19.  Like for like price was positive in the quarter.

Operating income decreased in the second quarter primarily due to the negative impact of lower volumes, lower WAVE earnings and the impact of unfavorable AUV, partially offset by improved manufacturing productivity, higher Transition Service Agreement cost reimbursements, and a reduction in incentive compensation expenses.

Architectural Specialties

(Dollar amounts in millions)	For the Three Months Ended June 30,
	2020	2019	Change
Net sales (as reported)	$45.3	$57.9	(21.8)%
Operating income (as reported)	$4.3	$9.5	(54.7)%
Adjusted EBITDA	$6	$12	(47.9)%

Net sales in Architectural Specialties declined due to a reduction in demand across almost all product categories and geographies as a result of the COVID-19 pandemic.

Operating income decreased due to the negative impact of lower sales volume, as well as additional amortization expense related to acquisitions made in 2019.

Unallocated Corporate

Unallocated corporate income of $13 million compared to $2 million of expense in the prior year quarter, primarily due to the $14 million gain on the sale of our idled mineral fiber plant in China.

Year to Date Results from Continuing Operations

(Dollar amounts in millions)	For the Six Months Ended June 30,
	2020	2019	Change
Net sales (as reported)	$451.9	$514.1	(12.1)%
Operating income (as reported)	$138.4	$141.9	(2.5)%
Adjusted EBITDA	$166	$200	(17.3)%

Net sales decreased driven mainly by lower volumes in both the Mineral Fiber and Architectural Specialties segments and unfavorable AUV in the Mineral Fiber segment.

Operating income decreased from the prior year period, primarily due to decreased sales as a result of the COVID-19 pandemic, partially offset by the gain on sale of the idled China plant, lower SG&A expenses and improved manufacturing productivity.

Market and 2020 Outlook

“Market conditions have been improving since April as more cities and states reopen construction sites.  However, we continue to see variability in regional demand and, accordingly, have decided not to reinitiate our customary financial guidance for 2020 at this time.  As we currently outlook the remainder of the year, assuming sequential market improvement and no second wave of market shutdowns, we expect sales for the full year to be down 10%-18% and adjusted EBITDA margins to be greater than 35%.  We also continue to expect to generate a free cash flow margin of 25%,” said Brian MacNeal, CFO of AWI. “Our balance sheet, liquidity, and ability to generate cash remain strong, and we are keeping a close eye on key economic indicators to help gauge the duration and severity of COVID-19’s impact on the economy.”

Earnings Webcast

Management will host a live internet broadcast beginning at 11:00 a.m. eastern time today, to discuss second quarter 2020 results. This event will be broadcast live on the Company's website. To access the call and accompanying slide presentation, go to www.armstrongceilings.com and click Investors. The replay of this event will also be available on the Company's website for up to one year after the date of the call.

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong and Additional Information

More details on the Company’s performance can be found in its quarterly report on Form 10-Q for the quarter ended June 30, 2020 that the Company expects to file with the SEC today.

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With over $1 billion in revenue in 2019, AWI has approximately 2,500 employees and a manufacturing network of 13 facilities, plus five facilities dedicated to its WAVE joint venture.

Additional forward looking non-GAAP metrics are available on the Company’s website at www.armstrongceilings.com under the Investors tab. The website is not part of this release and references to our website address in this release are intended to be inactive textual references only.

As Reported Financial Highlights

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions, except for per-share amounts, quarterly data is unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$203.2	$272.0	$451.9	$514.1
Cost of goods sold	135.4	168.6	292.8	319.3
Gross profit	67.8	103.4	159.1	194.8
Selling, general and administrative expenses	33.0	37.4	67.8	93.0
Gain on sale of fixed and intangible assets	(14.1)	-	(14.1)	-
Equity earnings from joint venture	(13.5)	(21.2)	(33.0)	(40.1)
Operating income	62.4	87.2	138.4	141.9
Interest expense	5.9	9.5	12.6	19.9
Other non-operating (income) expense, net	(4.4)	(5.4)	365.0	(10.9)
Earnings (Loss) from continuing operations before income taxes	60.9	83.1	(239.2)	132.9
Income tax expense (benefit)	11.4	19.4	(66.1)	32.8
Earnings (Loss) from continuing operations	49.5	63.7	(173.1)	100.1
Net gain (loss) from discontinued operations	0.8	(6.9)	(2.8)	(4.7)
Net earnings (loss)	$50.3	$54.5	$(175.9)	$93.6

Earnings (Loss) per diluted share of common stock, continuing operations:	$1.03	$1.28	$(3.61)	$2.01

Earnings (Loss) per diluted share of common stock, discontinued operations:	$0.02	$(0.19)	$(0.06)	$(0.13)

Net earnings (loss) per diluted share of common stock	$1.05	$1.09	$(3.67)	$1.88

Average number of diluted common shares outstanding:	48.0	49.8	47.9	49.6

SEGMENT RESULTS

Armstrong World Industries, Inc. and Subsidiaries

(Amounts in millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Sales
Mineral Fiber	$157.9	$214.1	$355.6	$410.8
Architectural Specialties	45.3	57.9	96.3	103.3
Total net sales	$203.2	$272.0	$451.9	$514.1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Segment operating income (loss)
Mineral Fiber	$45.6	$79.4	$115.6	$127.0
Architectural Specialties	4.3	9.5	11.8	18.7
Unallocated Corporate	12.5	(1.7)	11.0	(3.8)
Total consolidated operating income	$62.4	$87.2	$138.4	$141.9

Selected Balance Sheet Information

(Amounts in millions)

	June 30, 2020	December 31, 2019
Assets
Current assets	$320.0	$244.4
Property, plant and equipment, net	514.9	524.6
Other noncurrent assets	709.4	724.3
Total assets	$1,544.3	$1,493.3
Liabilities and shareholders’ equity
Current liabilities	$156.9	$155.2
Noncurrent liabilities	984.5	973.2
Equity	402.9	364.9
Total liabilities and shareholders’ equity	$1,544.3	$1,493.3

Selected Cash Flow Information

(Amounts in millions)

(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
Net (loss) earnings	$(175.9)	$93.6
Other adjustments to reconcile net (loss) earnings to net cash provided by operating activities	278.7	11.8
Changes in operating assets and liabilities, net	(24.1)	(58.4)
Net cash provided by operating activities	78.7	47.0
Net cash provided by(used for) investing activities	10.3	(31.6)
Net cash (used for) financing activities	(16.7)	(102.6)
Effect of exchange rate changes on cash and cash equivalents	(0.5)	1.8
Net increase (decrease) in cash and cash equivalents	71.8	(85.4)
Cash and cash equivalents at beginning of year	45.3	335.7
Cash and cash equivalents at end of period	$117.1	$250.3

Supplemental Reconciliations of GAAP to non-GAAP Results (unaudited)

(Amounts in millions, except per share data)

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of performance adjusted to exclude the impact of certain discrete expenses and income.  Investors should not consider non-GAAP measures as a substitute for GAAP measures.  Examples of excluded items include plant closures, restructuring charges and related costs, impairments, separation costs, environmental site expenses and related insurance recoveries, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded as a component of operating income. For all periods presented, the Company was not required and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2020. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, legacy environmental matters and litigation. The Company believes adjusted free cash flow is useful because it provides insight into the amount of cash that the Company generates for discretionary uses, after expenditures for capital investments and adjustments for acquisitions and divestitures. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance, as well as prospects for its future performance.  The Company also uses adjusted EBITDA and adjusted free cash flow as factors in determining at-risk compensation for senior management. These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.  A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on the Company’s website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

In the following charts, numbers may not sum due to rounding.

Consolidated Results From Continuing Operations – Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Earnings (Loss) from continuing operations, Reported	$50	$64	$(173)	$100
Add: Income tax expense (benefit), as reported	11	19	(66)	33
Earnings (Loss) before tax, Reported	$61	$83	$(239)	$133
Add: Interest/other income and expense, net	2	4	378	9
Operating Income, Reported	$62	$87	$138	$142
Add: RIP Cost (1)	1	1	3	2
Add: WAVE Pension Settlement (2)	-	1	-	1
Add: Litigation Expense (3)	-	-	-	20
Add: Net Environmental Expenses	-	-	1	-
Less: Gain on Sale of Idled China Plant Facility	(14)	-	(14)	-
Operating Income, Adjusted	$49	$89	$128	$165
Add: D&A	20	19	38	35
Adjusted EBITDA	$69	$108	$166	$200

(1) U.S. pension expense represents only the service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required and did not make cash contributions to our RIP.

(2) WAVE settled a portion of their pension plan, resulting in a non-cash accounting charge.

(3) Represents Rockfon litigation costs and settlement.

Mineral Fiber

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating Income, Reported	$46	$79	$116	$127
Add: WAVE Pension Settlement (1)	-	1	-	1
Add: Litigation Expense (2)	-	-	-	20
Add: Net Environmental Expenses	-	-	1	-
Operating Income, Adjusted	$45	$80	$116	$148
Add: D&A	17	15	33	30
Adjusted EBITDA	$62	$96	$149	$178

(1) WAVE settled a portion of their pension plan, resulting in a non-cash accounting charge.

(2) Represents Rockfon litigation costs and settlement.

Architectural Specialties

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating Income, Reported	$4	$10	$12	$19
Add: D&A	2	3	4	4
Adjusted EBITDA	$6	$12	$16	$22

Unallocated Corporate

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating Income (Loss), Reported	$13	$(2)	$11	$(4)
Add: RIP Cost (1)	1	1	3	2
Less: Gain on Sale of Idled China Plant Facility	(14)	-	(14)	-
Operating (Loss), Adjusted	$(0)	$(1)	$(0)	$(1)
Add: D&A	-	1	0	1
Adjusted EBITDA	$-	$-	$-	$-

(1) U.S. pension expense represents only the service cost related to the U.S. pension plan that is recorded within Operating Income. For all periods presented, we were not required and did not make cash contributions to our U.S. Retirement Income Plan.

Adjusted Free Cash Flow

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operations	$53	$32	$79	$47
Net cash provided by (used for) investing activities	$-	6	$10	(32)
Add/(Less): Acquisitions, net	-	-	-	43
Add: Litigation, net	-	17	-	20
Add/(Less): Environmental Payments (Recoveries), net	-	-	1	(5)
Add: Net Payments to WAVE for Portion of Proceeds from Sale of International Businesses	10	-	10	-
Adjusted Free Cash Flow	$63	$55	$100	$74

Consolidated Results From Continuing Operations – Adjusted Diluted Earnings Per Share

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2020		2019		2020		2019
	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share	Total	Per Diluted Share
Earnings (Loss) from continuing operations, As Reported	$50	$1.03	$64	$1.28	$(173)	$(3.61)	$100	$2.01
Add/(Less): Income tax expense (benefit), as reported	11		19		(66)		33
Earnings (Loss) from continuing operations before income taxes, As Reported	$61		$83		$(239)		$133
Add/(Less): RIP Expense (Credit) (1)	(2)		(2)		370		(4)
Add: WAVE Pension Settlement (2)	-		1		-		1
Add: Litigation Expense (3)	-		-		-		20
Add: Net Environmental Expenses	-		-		1		-
Less: Gain on Sale of Qing Pu Facility	(14)		-		(14)		-
Adjusted earnings from continuing operations before income taxes	$45		$82		$117		$150
(Less): Adjusted Income tax expense (4)	(8)		(19)		(32)		(37)
Adjusted net income	$36	$0.75	$63	$1.27	$85	$1.76	$113	$2.28
Adjusted EPS Change versus Prior Year	-41%				-23%

Diluted Shares Outstanding (5)	48.0		49.8		48.4		49.6
As Reported Tax Rate	19%		23%		28%		25%

(1) RIP expense (credit) represents the entire actuarial net periodic pension expense (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required and did not make cash contributions to our RIP.

(2) WAVE settled a portion of their pension plan, resulting in a non-cash accounting charge.

(3) Represents Rockfon litigation costs and settlement.

(4) Adjusted income tax expense is calculated using the as reported tax rate multiplied by the adjusted earnings from continuing operations before income taxes.

(5) 2020 Dilutive shares outstanding for the six months ended June 30, 2020 include anti-dilutive common stock equivalents which are excluded from U.S. GAAP accounting. Dilutive shares outstanding for the three months ended June 30, 2020 and for the three and six months ended June 30, 2019 are as-reported.